EXHIBIT 99.1

NEWS RELEASE

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212)720-4254

FOOT LOCKER, INC. REPORTS 2009 FOURTH QUARTER; FISCAL YEAR RESULTS

NEW YORK, NY, March 3, 2010 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its fourth quarter and full year ended January 30, 2010.

Fourth Quarter Financial Results

The Company reported net income of $23 million, or $0.14 per share, for the fourth quarter this year, after including $16 million, after tax, or $0.10 per share, of inventory write-downs, corporate restructuring charges, and an income tax adjustment. Excluding the charges, fourth quarter net income was $39 million, or $0.24 per share, in 2009.

In the year-ago period, the Company reported a net loss of $125 million, or $0.81 per share, after including non-cash impairment charges of $164 million, after tax, or $1.06 per share. Before the impairment charges, 2008 fourth quarter net income was $39 million, or $0.25 per share.

Fourth quarter sales increased 0.6 percent, to $1,325 million this year compared with sales of $1,317 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the thirteen-week period decreased 2.9 percent. Fourth quarter comparable-store sales decreased 2.3 percent.

The Company took several initial steps during the fourth quarter as part of a new comprehensive strategic plan that Foot Locker, Inc. will initiate in 2010.

•	Consolidated its Foot Locker, Lady Foot Locker, Kids Foot Locker and Footaction operations under one management structure

•	Closed 106 underproductive stores

•	Eliminated 120 corporate and divisional field and home office positions

•	Changed its merchandise aging standard to be aligned with the Company’s new apparel strategy

The impact of these actions on the Company’s fourth quarter results is outlined in the accompanying financial statements.

“We experienced an improving sales trend in both our U.S. and international operations as we progressed through the fourth quarter, including a comparable-store sales increase for the month of January that has continued through the month of February,” stated Ken C. Hicks, Chairman of the Board and Chief Executive Officer of Foot Locker, Inc. “I am pleased with our operational execution during the quarter as we managed our inventories effectively and maintained tight expense controls. This, coupled with the strategic steps that we took during the fourth quarter, position us well as we head into 2010 and focus on driving both the near- and long-term growth of our business.”

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Fiscal Year Financial Results

For the fiscal year, the Company reported net income of $48 million, or $0.30 per share, including an inventory write-down, corporate restructuring charges, the write-down of long-lived assets, and an income tax adjustment that total $38 million, after-tax, or $0.24 per share. Excluding the charges, year-to-date net income was $86 million, or $0.54 per share.

The Company reported a net loss last year of $80 million, or $0.52 per share, which included impairment charges and store closing expenses of $185 million, after tax, or $1.20 per share. Before the impairment and other charges, net income was $105 million, or $0.68 per share, in the 2008 fiscal year.

For the full year, sales decreased 7.3 percent to $4,854 million compared with sales of $5,237 million last year. Excluding the effect of foreign currency fluctuations, total sales for the full year decreased 6.1 percent. Comparable-store sales decreased 6.3 percent.

Financial Position

During the past 12 months the Company generated $468 million of positive cash flow before capital expenditures, pension contributions and shareholder dividends. At year end, the Company’s cash and short-term investments totaled $589 million. The Company’s total cash position, net of debt, of $451 million was $185 million higher than last year. Merchandise inventory at year end was $1,037 million, which was $83 million, or 7.4 percent, less than at the end of last year.

On February 16, 2010, the Board of Directors of Foot Locker, Inc. approved the extension of the Company’s 2007 common share repurchase program for an additional three years in the amount of $250 million.

Store Base Update

During the year, the Company opened 38 stores and remodeled or relocated 158 stores. The Company also closed a total of 179 stores in 2009, most of which were unproductive. At January 30, 2010, the Company operated 3,500 stores in 21 countries in North America, Europe and Australia. In addition, 22 franchised stores are currently operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) tomorrow, Thursday, March 4, 2010, to discuss these results and provide some comments on the current business environment. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Thursday, March 11, 2010.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended January 30, 2010 and January 31, 2009
(In millions, except per share amounts)

	Fourth Quarter 2009			Fourth Quarter 2008

	GAAP	Adjustments	Non-GAAP, As Adjusted	GAAP	Adjustments	Non-GAAP, As Adjusted

Sales	$1,325	$—	$1,325	$1,317	$—	$1,317

Cost of sales (1)	958	(14)	944	939	—	939
Selling, general and administrative expenses	295	—	295	289	—	289
Depreciation and amortization	27	—	27	33	—	33
Impairment / other charges (2)	5	(5)	—	236	(236)	—
Other (income)	(1)	—	(1)	(1)	—	(1)
Interest expense, net	2	—	2	1	—	1

	1,286	(19)	1,267	1,497	(236)	1,261

Income (loss) from continuing operations before income taxes	39	19	58	(180)	236	56
Income tax expense (benefit) (3)	16	3	19	(56)	72	16

Income (loss) from continuing operations	23	16	39	(124)	164	40
Discontinued operations, net of tax	—	—	—	(1)	—	(1)

Net income (loss)	$23	$16	$39	$(125)	$164	$39

Diluted EPS:

Income (loss) from continuing operations	$0.14	$0.10	$0.24	$(0.81)	$1.06	$0.25
Discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$0.14	$0.10	$0.24	$(0.81)	$1.06	$0.25

Weighted-average diluted shares outstanding	156.9	—	156.9	154.1	—	155.1

Footnotes to explain adjustments

(1)	2009 amount relates to an inventory write-down to meet the Company’s new aging standard.

(2)	2009 amount reflects costs of organizational changes related to its Lady Foot Locker business and corporate staff.
2008 amount reflects charges to write-down long-lived assets of the Company’s U.S. store operations and the write-down of goodwill.

(3)	2009 and 2008 amounts reflect the income tax effect of the pre-tax adjustments highlighted above.
2009 amount includes the effect of a change in Canadian income tax rates on the Company’s deferred tax benefits.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended January 30, 2010 and January 31, 2009
(In millions, except per share amounts)

	Year-To-Date 2009			Year-To-Date 2008

	GAAP	Adjustments	Non-GAAP, As Adjusted	GAAP	Adjustments	Non-GAAP, As Adjusted

Sales	$4,854	$—	$4,854	$5,237	$—	$5,237

Cost of sales (1)	3,522	(14)	3,508	3,777	—	3,777
Selling, general and administrative expenses	1,099	—	1,099	1,174	—	1,174
Depreciation and amortization	112	—	112	130	—	130
Impairment / other charges (2)	41	(41)	—	259	(259)	—
Other (income)	(3)	—	(3)	(8)	—	(8)
Interest expense, net	10	—	10	5	—	5

	4,781	(55)	4,726	5,337	(259)	5,078

Income (loss) from continuing operations before income taxes	73	55	128	(100)	259	159
Income tax expense (benefit) (3)	26	17	43	(21)	74	53

Income (loss) from continuing operations	47	38	85	(79)	185	106
Discontinued operations, net of tax	1	—	1	(1)	—	(1)

Net income (loss)	$48	$38	$86	$(80)	$185	$105

Diluted EPS:

Income (loss) from continuing operations	$0.30	$0.24	$0.54	$(0.52)	$1.20	$0.68
Discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$0.30	$0.24	$0.54	$(0.52)	$1.20	$0.68

Weighted-average diluted shares outstanding	156.3	—	156.3	154.0	—	155.3

Footnotes to explain adjustments

(1)	2009 amount relates to an inventory write-down to meet the Company’s new aging standard.

(2)

2009 amount reflects costs of organizational changes related to its Lady Foot Locker business and corporate staff.
2009 and 2008 amounts reflect charges to write-down long-lived assets of the Company’s U.S. store operations.

2008 amount reflects write-downs of goodwill, a note receivable and a short-term money market security, as well as costs of closing unproductive stores.

(3)	2009 and 2008 amounts reflect the income tax effect of the pre-tax adjustments highlighted above.
2009 amount includes the effect of a change in Canadian income tax rates on the Company’s deferred tax benefits.

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	January 30, 2010	January 31, 2009

Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$589	$408
Merchandise inventories	1,037	1,120
Other current assets	146	236

	1,772	1,764

Property and equipment, net	387	432
Deferred tax assets	362	358
Other assets	295	323

	$2,816	$2,877

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$215	$187
Accrued and other liabilities	218	231

	433	418

Long-term debt and obligations under capital leases	138	142
Other liabilities	297	393
SHAREHOLDERS’ EQUITY	1,948	1,924

	$2,816	$2,877

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FOOT LOCKER, INC.
Stores and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	January 30, 2010	January 31, 2009	February 2, 2008

Foot Locker U.S.
Number of stores	1,171	1,218	1,275
Gross square footage	4,744	4,953	5,252
Selling square footage	2,812	2,946	3,134

Footaction
Number of stores	319	335	356
Gross square footage	1,471	1,568	1,662
Selling square footage	926	974	1,026

Lady Foot Locker
Number of stores	415	486	526
Gross square footage	915	1,077	1,177
Selling square footage	524	615	668

Kids Foot Locker
Number of stores	301	305	321
Gross square footage	718	734	782
Selling square footage	422	434	464

Champs Sports
Number of stores	552	565	576
Gross square footage	2,946	3,034	3,130
Selling square footage	1,953	2,032	2,125

CCS
Number of stores	2	—	—
Gross square footage	6	—	—
Selling square footage	4	—	—

Foot Locker International
Number of stores	740	732	731
Gross square footage	2,155	2,135	2,117
Selling square footage	1,094	1,091	1,087

Total Stores Operated
Number of stores	3,500	3,641	3,785
Gross square footage	12,955	13,501	14,120
Selling square footage	7,735	8,092	8,504

Total Franchised Stores
Number of stores	22	17	10
Gross square footage	78	62	33
Selling square footage	53	42	22

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